Exhibit 10.1

EXECUTION VERSION

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of July 16, 2015 by and among M/A-COM Technology Solutions Inc., a Delaware corporation (“M/A-COM”), M/A-COM Auto Solutions Inc., a Delaware corporation (the “Company”), and Autoliv ASP Inc., an Indiana corporation (“Autoliv”), and will be effective as of the Closing (as defined in the Purchase Agreement (as defined below)). M/A-COM, the Company and Autoliv are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, contemporaneous with the execution and delivery of this Agreement, M/A-COM Technology Solutions Holdings, Inc., a Delaware corporation (“Holdings”) (solely for the limited purposes set forth therein), M/A-COM (a wholly owned subsidiary of Holdings), Autoliv, and the Company are entering into that certain Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which agreement M/A-COM is agreeing to sell to Autoliv, and Autoliv is agreeing to purchase from M/A-COM, all of the Company’s common stock at the Closing (the acquisition transactions contemplated by the Purchase Agreement are referred to herein collectively as the “Transactions”);

WHEREAS, after the Closing, the Company desires to receive certain non-design advisory services from M/A-COM, and M/A-COM is willing to provide the Services to the Company, following the Closing for the periods specified herein, all in accordance with the terms and conditions set forth herein; and

WHEREAS, certain capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises, the respective agreements hereinafter set forth and the mutual benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

Section 1. Engagement. The Company hereby engages M/A-COM to provide the Services, and M/A-COM hereby agrees to provide, or cause one or more of its Affiliates to provide, the Services to the Company, for the respective periods and on the other terms and conditions set forth herein.

Section 2. Services of M/A-COM.

(a) During the Term, M/A-COM will provide non-design advisory services in the areas of (i) module manufacturing and module and component qualification, (ii) printed circuit board and module layout, and (iii) wireless communications and radio frequency component and systems function, in each case related to the Business (the “Services”) to the Company as the Company may reasonably request in writing from time to time (a “Service Request”); provided, however, M/A-COM reserves the right not to accept any Service Request to the extent it requests any deliverables or other written work product other than for Services, or to the extent that it requests Services that M/A-COM otherwise determines, in its reasonable discretion and in consultation with the Company, that M/A-COM is not capable of performing; provided, further, that the scope of the Services will not exceed 40 people-hours per month in the aggregate. Any reasonable rejection of a Service Request by M/A-COM pursuant to this Section 2(a) shall be delivered in writing to the Company and contain a reasonably detailed explanation of why M/A-COM is rejecting the Service Request. The failure on the part of M/A-COM to perform any Services requested in a rejected Service Request shall neither be deemed Delinquent Services under Section 3, nor be a valid basis for delivery of a Services Notice by the Company thereunder. Further, for purposes of Section 4, M/A-COM shall be deemed “current” in its provision of any Services requested pursuant to this Agreement notwithstanding any such rejection of a Service Request. The Services will be performed at M/A-COM’s offices or such other locations as mutually agreed by the Company and M/A-COM, and M/A-COM may assign one or more of its employees to act as an independent contractor to the Company in the performance of the Services. The Services will be performed at mutually agreeable times not disruptive to M/A-COM’s and its Affiliates’ business operations, and during M/A-COM’s normal business hours. Subject to the limitation set forth in the proviso above, M/A-COM will devote, in its reasonable discretion, such time and effort to the performance of the Services contemplated hereby as M/A-COM, in consultation with the Company, reasonably deems necessary or appropriate.

(b) The Company will (i) furnish, or cause to be furnished, to M/A-COM all information concerning the Company’s operations and the Business, (ii) provide, or cause to be provided, M/A-COM with reasonable access to the Company’s and the Business’ documents, information, assets, liabilities, officers, directors, managers, employees, accountants, technical staff, counsel and other representatives, and (iii) cooperate with M/A-COM in obtaining any other documents and information, in each case of subclauses (i), (ii) and (iii) above, that the Company and M/A-COM reasonably deem appropriate for the provision of the Services; it being understood that M/A-COM may rely solely upon its past experience and prior knowledge and information supplied by or on behalf of the Company and its representatives or which is publicly available without assuming any responsibility for independent investigation or verification thereof.

Section 3. Fees and Expenses.

(a) Autoliv will pay or cause the Company to pay, to M/A-COM, in consideration of M/A-COM’s agreement herein to provide the Services, as a retainer fee and for the provision of the Services as required by this Agreement, a consulting fee (the “Fee”) equal to $15,000,000, which Fee will be payable in four equal installments of $3,750,000 on each of the dates that are 6 months, 12 months, 18 months and 24 months following the Closing Date, respectively, in each case by wire transfer of immediately available dollar funds to a bank account designated by M/A-COM for such purpose, and no taxes will be deducted nor withheld from any payment of any portion of the Fee.

(b) If M/A-COM fails to provide any of the Services requested by the Company in accordance with Section 2 within 30 days of such request (the “Delinquent Services”), the Company shall notify M/A-COM of such failure in writing, which notice shall contain a reasonably detailed explanation regarding the Delinquent Services (a “Services Notice”). If the Delinquent Services are not provided within 15 days of the delivery of the initial Services Notice to M/A-COM, the Company shall deliver to M/A-COM a second Services Notice. If the Delinquent Services are not provided within 15 days of the delivery of the second Services Notice to M/A-COM, the Company shall deliver to M/A-COM a third Services Notice. If the Delinquent Services are not provided within 15 days of the delivery of the third Services Notice to M/A-COM, the Company may withhold the payment of any installment of the Fee payable more than 15 days after the third Services Notice until M/A-COM provides the Delinquent Services; If the Company or Autoliv has withheld payment of any installment of the Fee pursuant to this Section 3(b) and M/A-COM provides the Delinquent Services, Autoliv shall pay or cause the Company to pay to M/A-COM within five business days of the provision by M/A-COM of such Delinquent Services any installments of the Fee that had been previously withheld by Autoliv or the Company by wire transfer of immediately available dollar funds to a bank account designated by M/A-COM for such purpose. Any amounts withheld pursuant to this Section 3(b) will not bear interest and shall not be considered “due” under this Agreement until such Services are rendered in accordance with this Agreement.

(c) Upon the Company’s request, M/A-COM will evaluate and potentially quote additional engineering services for an additional fee to be discussed between the parties at the applicable time.

(d) In addition to the Fee, the Company will pay, and Autoliv will cause the Company to pay, to M/A-COM promptly as billed (and in any case within thirty days following submission of such bill) an amount equal to all reasonable and documented out-of-pocket expenses incurred by M/A-COM in connection with the Services rendered hereunder. Such expenses may include, among other things, fees and disbursements of technical advisors, travel expenses, document production costs and other customary expenditures.

(e) Subject to Section 3(b), if any amount payable under this Agreement is not paid within ten days after the date the amount is due, then the unpaid amount will bear interest at the “Prime Rate” as reported by The Wall Street Journal in its column entitled “Money Rates,” such rate being the base rate on corporate loans posted by at least 75% of the nations’ thirty largest banks plus two percent.

(f) M/A-COM shall maintain accurate records of the Services provided to the Company under this Agreement in sufficient detail to enable a third-party, such as an auditor, to confirm performance of the Services hereunder.

(g) For the avoidance of doubt, in no event shall this Agreement constitute or be deemed to constitute, a Transaction Document (as defined in the Purchase Agreement).

Section 4. Term; Termination.

(a) This Agreement will commence on the Closing Date and shall (except as otherwise expressly set forth herein) terminate two years after the Closing Date (such term, the “Term”), unless earlier terminated by M/A-COM for Cause (as defined below) by delivering written notice of Cause to the Company. For purposes of this Agreement, “Cause” means any failure by the Company or Autoliv to pay all or any portion of the Fee or any costs or expenses in excess of $25,000 pursuant to Section 3 within fifteen days following the due date therefor. In the event this Agreement is terminated by M/A-COM for Cause, M/A-COM will be entitled to retain, as liquidated damages, any portion of the Fee previously paid, and provided that there are no valid outstanding unresolved Services Notices, Autoliv will pay, or will cause the Company to pay, M/A-COM all remaining unpaid installments of the Fee when otherwise due hereunder.

(b) No termination of this Agreement, whether pursuant to this Section 4 or otherwise, will affect the Company’s or Autoliv’s obligations with respect to the payment of the Fee or any costs or expenses incurred by M/A-COM in rendering the Services hereunder and not paid or reimbursed by the Company or Autoliv as of the effective date of such termination; provided, however, if on the expiration of the Term, M/A-COM is not current in its provision of any Services requested pursuant to this Agreement, M/A-COM will not be entitled to receive the final installment of the Fee or any installments of the Fee that have previously been withheld by

Autoliv or the Company pursuant to Section 3(b) until M/A-COM provides the Delinquent Services, and Autoliv shall pay or cause the Company to pay all such sums to M/A-COM within five business days of the provision by M/A-COM of such Delinquent Services.

(c) The provisions of this Section 4 and Section 5 through Section 21 inclusive will survive the expiration of the Term or any earlier termination of this Agreement.

(d) This Agreement will terminate automatically and without any further action by any Party and will no longer be in full force and effect if the Purchase Agreement is validly terminated pursuant to its terms.

Section 5. Limitation of Liability. IN NO EVENT WILL M/A-COM OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE EQUITYHOLDERS, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, ADVISORS, REPRESENTATIVES OR CONTROLLING PERSONS BE LIABLE FOR (a) ANY DIRECT, PUNITIVE, EXEMPLARY, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, LOST PROFITS, LOSS OF BUSINESS OPPORTUNITY, LOSS OF FUTURE REVENUE, PROFITS OR INCOME, LOSS OF BUSINESS REPUTATION, LOSS OF CUSTOMER OR OPPORTUNITY OR SIMILAR DAMAGES THAT IN ANY WAY ARISE OUT OF, RELATE TO OR ARE A CONSEQUENCE OF M/A-COM’S PERFORMANCE OR NONPERFORMANCE UNDER THIS AGREEMENT, OR THE PROVISION OF OR FAILURE TO PROVIDE ANY OF THE SERVICES, OR (b) AN AMOUNT HEREUNDER THAT IS GREATER THAN THE AGGREGATE AMOUNT OF FEES ACTUALLY RECEIVED BY M/A-COM PURSUANT TO THIS AGREEMENT.

Section 6. No Representations or Warranties by M/A-COM. NEITHER M/A-COM NOR ANY PERSON ACTING ON ITS BEHALF MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO ANY OF THE SERVICES TO BE PROVIDED BY M/A-COM OR ANY PERSON ACTING ON ITS BEHALF PURSUANT TO THIS AGREEMENT, AT LAW OR IN EQUITY, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

Section 7. Other Business. Notwithstanding any other provision herein and for the avoidance of doubt, M/A-COM may provide the same or similar services that involve the same, similar or other resources as those used to provide the Services to itself, its Affiliates and any other Person.

Section 8. Force Majeure. No Party (or any Person acting on its behalf) will be held liable for any delay or failure in performance of any part of this Agreement, including the Services to be provided hereunder but expressly excluding the payment of the Fee pursuant to Section 3, from any cause not primarily attributable to such Party’s fraud or beyond such Party’s reasonable control, including acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, or disruptions in Internet and other telecommunication networks and backbones, power and other utilities. Upon the occurrence of a condition described in this Section 8, the affected Party will provide prompt written notice to the other Parties of such suspension, and the Parties will promptly confer, in good faith, on what action may be taken to minimize the impact on each of the Parties of such condition and will use their commercially reasonable efforts to minimize the delay or failure resulting from such condition.

Section 9. Independent Contractor. The Company acknowledges that M/A-COM has been retained by the Company solely to provide the Services set forth in this Agreement. The Parties hereby agree that M/A-COM or any of its Affiliates will perform the Services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither M/A-COM nor any of its directors, managers, officers or employees will be considered employees or agents of Autoliv, the Company or any of their respective Affiliates as a result of this Agreement, nor will any of them have authority to contract in the name of or bind Autoliv, the Company or any of their respective Affiliates, except as expressly agreed to in writing by Autoliv or the Company, as applicable. Each Party acknowledges that nothing in this Agreement is intended to create duties to the Company beyond those expressly provided for in this Agreement and specifically disclaims the creation of any fiduciary or agent relationship between, or the imposition of any fiduciary or agency duties on, any Party.

Section 10. Assignment. None of the Parties will assign this Agreement or the rights and obligations hereunder, in whole or in part, without the prior written consent of the other Parties; provided however that M/A-COM and its Affiliates may assign this Agreement or any of their respective rights and obligations hereunder to a lender or financing source of M/A-COM or any of its Affiliates as collateral security, without the prior consent of the Company or Autoliv. Subject to the foregoing, this Agreement will be binding upon and inure solely to the benefit of the Parties and their respective successors and assigns, and no other Person will acquire or have any right hereunder or by virtue hereof.

Section 11. Notices. All notices required or permitted to be given hereunder will be in writing and may be delivered by hand, by facsimile, by electronic transmission in PDF format or similar format, by nationally recognized private courier, or by United States mail. Notices delivered by mail will be deemed given three business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand will be deemed delivered when actually delivered. Notices given by nationally recognized private courier will be deemed delivered on the date delivery is promised by the courier. Notices given by facsimile or by electronic transmission with a confirmation of transmission by the transmitting equipment will be deemed given on the first Business Day following transmission; provided, however, that a notice delivered by facsimile or electronic transmission that has not been confirmed or acknowledged (including any response to such transmission) by recipient will only be effective if such notice is also delivered by hand, deposited in the United States mail, postage prepaid, registered or certified mail, or given by nationally recognized private courier on or before two business days after its delivery by facsimile or electronic transmission. All notices will be addressed as follows:

If M/A-COM:	M/A-COM Technology Solutions Inc.
100 Chelmsford St.
Lowell, Massachusetts 01851
Attention: General Counsel
Facsimile: (978) 656-2678
Email: clay.simpson@macom.com

with a copy to (which will not constitute notice):	Perkins Coie LLP
1900 16th Street, Suite 1400
Denver, CO 80202
Attention: Jeff Beuche
Facsimile: (303) 291-2400
Email: jbeuche@perkinscoie.com

If to Autoliv or the Company:	Autoliv ASP Inc.
26545 American Drive
Southfield, Michigan 48034
Attention: Michael S. Anderson
Facsimile: (801) 625-7399
Email: mike.anderson@autoliv.com

with a copy to (which will not constitute notice):	Alston & Bird LLP
950 F Street N.W.
Washington, D.C. 20004
Attention: David A. Brown
Facsimile: (202) 654-4963
Email: dave.brown@alston.com

Section 12. Entire Agreement; Modification. This Agreement (a) contains the complete and entire understanding and agreement of the parties with respect to the subject matter hereof, (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, regarding the engagement of M/A-COM in connection with the subject matter hereof, and (c) may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the Parties.

Section 13. Waiver of Breach. The waiver by any Party of a breach of any provision of this Agreement by any other Party will not operate or be construed as a waiver of any subsequent breach of that provision or any other provision thereby.

Section 14. Applicable Law. This Agreement and any controversy related to or arising, directly or indirectly, out of, caused by or resulting from this Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 15. Waiver of Trial by Jury. EACH OF THE PARTIES WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LAWSUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT.

Section 16. Consent to Jurisdiction. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN AND WILL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF DELAWARE. EACH OF THE PARTIES HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT WITHIN THE CITY OF WILMINGTON, DELAWARE, WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT, SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS AS SET FORTH IN SECTION 11, AND THAT SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED WHEN RECEIVED. EACH OF THE PARTIES WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. NOTHING IN THIS PARAGRAPH WILL AFFECT THE RIGHTS OF THE PARTIES TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 17. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and, for purposes of such jurisdiction, such provision or portion thereof will be struck from the remainder of this Agreement, which will remain in full force and effect. This Agreement will be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the parties under this Agreement.

Section 18. No Third Party Beneficiaries. With the exception of the Parties and their respective successors and permitted assigns, there will exist no right of any Person to claim a beneficial interest in this Agreement or any rights arising out of this Agreement.

Section 19. Rules of Construction. Words in the singular will be held to include the plural and vice versa. Words of one gender will be held to include the other genders as the context requires. The terms “hereof,” “herein,” “hereunder,” “hereto” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement. All article, section, paragraph, annex, exhibit and schedule references are to the articles, sections, paragraphs, annexes, exhibits and schedules of this Agreement unless otherwise specified. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation” unless otherwise specified. The word “or” will not be exclusive. All references herein to “dollars” or “$” are to United States dollars. All references herein to any period of days will mean the relevant number of calendar days unless otherwise specified.

Section 20. Counterparts. This Agreement may be executed in one or more counterparts, including electronically transmitted counterparts (whether delivered by PDF, facsimile or otherwise), each of which will be deemed an original, but all such counterparts together will constitute but one and the same Agreement.

Section 21. Expenses and Costs. The prevailing Party or Parties in any action related to this Agreement will be entitled to recover from the non-prevailing Party or Parties, as applicable, all expenses and costs, including reasonable attorneys’ fees.

[END OF PAGE]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date above written.

M/A-COM TECHNOLOGY SOLUTIONS INC.

By:	/s/ Robert McMullan
Name:	Robert McMullan
Tile:	CFO

M/A- COM AUTO SOLUTIONS INC.

By:	/s/ Robert McMullan
Name:	Robert McMullan
Tile:	CFO

[SIGNATURE PAGE TO CONSULTING AGREEMENT]

AUTOLIV ASP INC.

By:	/s/ Michael S. Anderson
Name:	Michael S. Anderson
Title:	Vice President

By:	/s/ Steven Rodé
Name:	Steven Rodé
Title:	President

[SIGNATURE PAGE TO CONSULTING AGREEMENT]